(Euro 2,000.00)

Addendum to the loan agreement dated 29/12/2006

Extension

LOAN AGREEMENT

between

EDI Exploration Drilling International Holding GmbH
Represented by Managing Director
Günter Thiemann
Goethestrasse 61
45721 Haltern am See

     - in the following referred to as lender -

and

EDI Exploration Drilling International GmbH
represented by the Managing Director
Christian Runge
Goethestrasse 59
45721 Haltern am See

- in the following referred to as borrower -

Effective immediately, the loan agreement, to which this addendum applies, is changed in § 2 paragraphs 2 and 3 as follows:

§ 2 Interest, term and repayment of loan

2.	The term shall be extended by 8 months and ends on 31/03/2009.
3.	The loan shall be repaid on 31/03/2009 into the lender’s account.

All other provisions of the agreement shall remain unchanged and valid.

Haltern, 28/06/2008

[Signature]

EDI Holding GmbH	EDI GmbH
Günter Thiemann	Christian Runge
- Lender -	- Borrower -

[File name]